                                                                     EXHIBIT 8.1

                              [SASM&F LLP Letterhead]

                                                                  August 4, 1999

    AboveNet Communications Inc.

    50 W. San Fernando Street, #1010

    San Jose, CA 95113

    Ladies and Gentlemen:

    We have acted as counsel to AboveNet Communications Inc., a Delaware corporation ("AboveNet"), in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger, dated as of June 22, 1999 (the "Merger Agreement"), among AboveNet, Metromedia Fiber Network, Inc., a Delaware corporation ("Metromedia"), and a newly-formed, wholly-owned subsidiary of Metromedia ("Merger Sub"), and (ii) the preparation and filing of the joint proxy statement/ prospectus (the "Proxy Statement") that forms a part of the Registration Statement on Form S-4 (the "Registration Statement") of Metromedia with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on August 4, 1999. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

    In connection with this opinion, we have examined the Merger Agreement, the Proxy Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, and the facts and representations concerning the Merger that have come to our attention during our engagement, and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time. In addition, we have relied upon certain statements, representations and agreements made by AboveNet, Metromedia and Merger Sub and others, including representations set forth in draft letters ("Draft Representation Letters") that will be delivered to us by officers of AboveNet and Metromedia at the Effective Time (the "Representation Letters"). Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and statements, representations and agreements made by AboveNet and Metromedia and others. Furthermore, we have assumed that the Representations Letters will be executed in the form of the Draft Representation Letters.

    In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

    In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein.

    Based solely upon the foregoing, we are of the opinion that the discussion in the Prospectus under the heading "THE MERGER-Federal Income Tax Consequences to Holders of AboveNet Common Stock" is, in all material respects, a fair and accurate summary of the federal income tax consequences of the Merger, under current law, subject to the qualifications set forth therein.

    This letter is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement and the Proxy Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of
Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the headings "THE MERGER-Federal Income Tax Consequences to Holders of AboveNet Common Stock" and "THE MERGER AGREEMENT-Conditions to the Merger" in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Except as set forth above, we express no opinion of any party as to the tax consequences, whether federal, state, local, or foreign, of the Merger or of any transaction related to the Merger of contemplated by the Merger Agreement or the Joint Proxy Statement/Prospectus.

    Very truly yours,

    /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                       2